Exhibit 99.1

PRIMUS TELECOMMUNICATIONS REPORTS

FIRST QUARTER 2007 FINANCIAL RESULTS

McLEAN, VA.—(BUSINESS WIRE)—May 3, 2007—PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL), an integrated communications services provider, today announced its results for the first quarter ended March 31, 2007.

First Quarter Highlights:

•	$7 Million Income From Operations

•	$14 Million Adjusted EBITDA

•	Debt Issuances and Asset Sale Enhance Liquidity and Refinancings Extend Nearest Debt Maturity Until Mid-Year 2009

•	$112 Million Cash Balance at Quarter End ($104 Million Unrestricted)

PRIMUS reported first quarter 2007 net revenue of $228 million, down from $241 million in the prior quarter and $269 million in the first quarter 2006. The Company reported a net loss for the quarter of ($3) million, compared to a net loss of ($2) million in the prior quarter and a net loss of ($16) million in the first quarter 2006. As a result, the Company reported basic and diluted net loss per common share of ($0.02) in the first quarter 2007, as compared to basic and diluted net loss per common share of ($0.02) and ($0.15) in the prior and year-ago quarters, respectively.

“We are pleased to have met our expectations for Adjusted EBITDA in the first quarter, despite expected revenue declines driven largely by seasonality and the loss of low-margin/low-growth businesses,” stated K. Paul Singh, Chairman and Chief Executive Officer.

“Significantly, our improving financial performance over the past year positioned us to execute successfully a number of important liquidity-enhancing initiatives during the quarter. Collectively, these initiatives have enabled PRIMUS to: (1) raise over $75 million in cash to fund fully our business plan for 2007 and beyond; and (2) refinance obligations that extend the nearest material debt maturity to mid-year 2009. As a result of these accomplishments, PRIMUS now has the financial flexibility to make additional investments in our higher margin and most successful growth businesses as well as to consider potentially attractive acquisitions. Any combination of these actions would be undertaken with an initial goal of increasing the rate of revenue growth and contribution from broadband, VOIP, local, data and hosting services.”

During the first quarter 2007, PRIMUS significantly improved its liquidity through the successful completion in February 2007 of a private sale of $24 million principal amount of new 14.25% Second Lien Notes for cash, the accompanying private exchange of an additional $33 million principal amount of 14.25% Second Lien Notes for $41 million principal amount of existing 12.75% Senior Notes; the private sale of $51 million principal amount of 14.25% Second Lien Notes for cash in March 2007; the refinancing of a US$28 million Canadian credit facility scheduled to mature in April 2008 with a new US$35 million facility with a March 2012 maturity; the refinancing of an $8 million Australian fiber purchase agreement with an original maturity of March 2007 to amortize over a two-year period; and the sale of a domain registration business unit in Australia for approximately $6 million in net cash proceeds.

On the heels of strong improvement in operating results throughout the full year 2006, PRIMUS’s first quarter results, in combination with successful execution of the above liquidity-enhancing initiatives, reflect significant early progress against its two-year Transformation Strategy – as announced at year end and as set forth below:

A)	Strengthen the balance sheet opportunistically through potential de-levering transactions and equity capital infusions;

B)	Significantly improve the Company’s non-sales and marketing cost structure through increased outsourcing and/or off-shoring at lower cost locations globally and maintain an aggressive cost management program;

C)	Focus on improving sales productivity and margin enhancements by leveraging the Company’s network assets and increasing the revenue mix in favor of higher margin growth services; and

D)	Opportunistically sell non-strategic assets and businesses and use the proceeds either to accelerate growth of high-margin businesses or to strengthen the balance sheet.

“Our focus will continue to be on growing the high-margin broadband, VOIP, local, data and hosting service initiatives that are performing well with an annualized revenue run-rate of approximately $200 million. That growth has been accomplished with sales and marketing investment levels constrained by available cash. With our newly expanded resources, we now have the opportunity to consider accelerated growth strategies in these high-margin products.

“To enhance our liquidity further, as well as to sharpen our geographic and product focus, a critical element of the Transformation Strategy is opportunistically to sell non-strategic assets and businesses. Over the next 18 months, we have set a goal to generate between $50 million and $100 million in cash proceeds from monetizing several low-margin/low-growth businesses, with a modest impact on Adjusted EBITDA. Those proceeds, in turn, could be applied to fund increased levels of investment in our high margin growth initiatives – both organically and through acquisitions – as well as to reduce debt.

“As previously stated, we expect overall revenue to decline in 2007 as compared to 2006, particularly as we continue to prune or to divest low-margin, or non-core revenue streams. Our objective, however, is to generate contribution from growth products such as broadband, VOIP, local, data and hosting in excess of the contribution loss from the decline in legacy voice and dial-up ISP products. We maintain an objective of attaining at least a 10% increase in Adjusted EBITDA over 2006, assuming stable currency exchange rates and excluding any material expenses related to further restructuring, and any adjustments to reflect the investments made to accelerate growth in our high-margin growth products,” Mr. Singh concluded.

First Quarter 2007 Financial Results:

The Company sold its Australian domain name business in the first quarter 2007. From an accounting perspective, the sale has been treated as a “discontinued operation,” and therefore, those operating results are excluded from the individual line items of the statement of operations in all prior period results, and the operating results and the gain from sale of discontinued operations are shown as separate line items on the statement of operations. In 2006, the revenue and net income from these operations was $4 million and $1 million, respectively.

“First quarter 2007 revenue was $228 million, down 5% from $241 million in the prior quarter and down 15% from $269 million in the first quarter 2006. The $13 million sequential quarterly revenue decline was comprised of a $7 million decrease in low-margin wholesale services revenue and a $6 million decrease in retail services revenue,” said Thomas R. Kloster, Chief Financial Officer. “The $6 million decline in retail revenue is reflective of a continued decline in legacy voice and dial-up Internet services revenue coupled with modest growth from high-margin broadband, VOIP, local, data and hosting service initiatives. Additionally, as expected, seasonality and fewer business and total days in the first quarter, relative to the prior quarter, also were contributing factors to the revenue decline.”

Net revenue from data/Internet and VOIP services was $73 million (32% of total net revenue for the quarter), relatively consistent from the prior quarter. Geographic revenue mix remained steady with 31% coming from Asia-Pacific, 27% from Canada, 21% from Europe and 21% from the United States. The mix of net revenue was 80% retail (53% residential and 27% business) and 20% wholesale.

Selling, general and administrative (SG&A) expense in the first quarter was $69 million (30.2% of net revenue), up $3 million from $66 million in the prior quarter (27.3% of net revenue) and down $7 million from $76 million (28.4% of net revenue) in the first quarter 2006. The first quarter results include $2 million in legal and other professional fees related to litigation and a $1 million write-off of a non-trade receivable.

Income from operations was $7 million in the first quarter 2007, down from $10 million in the prior quarter and improved from a loss from operations of ($5) million in the first quarter 2006.

First quarter 2007 Adjusted EBITDA, as calculated in the attached schedule, of $14 million declined by $4 million as compared to $18 million in the prior quarter and was consistent with the year-ago quarter. The expected sequential decline resulted in part from $2 million in legal and professional fees related to litigation, $1 million from the net loss of retail revenues and a $1 million write-off of a non-trade receivable.

Interest expense for the first quarter 2007 was $13 million, consistent with the prior quarter and slightly down from the year-ago quarter.

Net loss was ($3) million in first quarter 2007 (including a gain from sale of discontinued operations of $6 million), as compared to a net loss of ($2) million in fourth quarter 2006 and a net loss of ($16) million in first quarter 2006.

Basic and diluted net loss per common share was ($0.02) for the first quarter 2007, compared to basic and diluted net loss per common share of ($0.02) for the fourth quarter 2006 and ($0.15) in the year-ago quarter. Adjusted Basic and Diluted Net Loss Per Common Share, as calculated in the attached schedule, was ($0.05) for the first quarter 2007, compared to ($0.03) for the fourth quarter 2006 and ($0.15) in the year-ago quarter.

The Company is currently assessing the impact of adopting Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” which is in effect for fiscal years beginning after December 15, 2006. Therefore, certain figures presented in the press release, may, depending on the outcome of the assessment, differ from those presented in the Company’s Form 10-Q for the quarter ended March 31, 2007. Any potential revisions to the carrying value of the income tax-related assets and liabilities would be non-cash items.

Liquidity and Capital Resources

PRIMUS ended the first quarter 2007 with a cash balance of $112 million, including $9 million of restricted funds, as compared to $73 million, including $8 million of restricted funds, as of December 31, 2006. During the first quarter, a net $7 million in cash was used by operating activities. This total reflects $14 million of Adjusted EBITDA, offset by $21 million in cash used in operating activities (including $19 million in cash interest payments, $1 million cash tax payments and $1 million for working capital). In addition, $6 million of cash was used for capital expenditures; $6 million was received from the sale of the Australia domain name business; $103 million of debt was issued for cash (including the issuance of 14.25% Second Lien Notes and the funding of the Canadian Senior Secured Credit Agreement); $28 million was used for scheduled principal reductions (including $23 million for the maturing 5.75% Convertible Subordinated Debentures), and $28 million was used for the early termination and repayment of an existing Canadian financing facility.

Free Cash Flow for the first quarter 2007, as calculated in the attached schedule, was negative ($14) million (comprised of $7 million used in operating activities and the remainder utilized for capital expenditures) as compared to negative ($5) million in the prior quarter and Free Cash Flow neutral in the first quarter 2006. The reduction to the first quarter 2007 Free Cash Flow is primarily caused by the timing of regularly scheduled interest payments of $19 million during the first quarter 2007 as compared to $8 million paid in the prior quarter.

The principal amount of PRIMUS’s long-term debt obligations as of March 31, 2007 was $688 million, up from $640 million at December 31, 2006.

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events and uncertainties described within any “forward-looking statement” descriptions in this release and its SEC filings, the most efficient use of the Company’s capital and resources, including investment in the Company’s network, systems, and product initiatives, purchasing, refinancing, exchanging, tendering for or retiring certain of the Company’s outstanding debt securities in privately negotiated transactions, open market transactions or by other direct or indirect means, issuing equity or purchasing its equity in the open market to the extent permitted by existing covenants.

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The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast for analysts and investors to discuss first quarter 2007 results on May 3, 2007, at 5:00 PM Eastern. Participants should dial 866-256-9295 (domestic) or 703-639-1214 (international) for telephone access or go to www.primustel.com for Web cast access about ten minutes prior to the scheduled start-time. Replay information will be available following the conclusion of the live broadcasts on the Company’s Web site.

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PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 350 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 15 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

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Statements in this press release concerning revenue levels, VOIP, broadband and wireline growth and profitability prospects, rates of decline in legacy businesses, disposition strategies, future Adjusted EBITDA and Free Cash Flow, financing/delevering/debt restructuring plans, the timing, extent and effectiveness of cost reduction programs, future results, the pace and cost of customer migration onto the Company’s networks, the telecommunications market environment, the effectiveness and profitability of new initiatives, selling, general and administrative expense and capital expenditures, changes in competitive circumstances (including pricing actions and regulatory rulings) and growth constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; failure to realize future growth, including future growth related to new product and service initiatives and prepaid service strategies; competitive market strategies including product bundling by competitors; new product initiatives; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; faster than expected declines in core long distance voice and dial-up ISP businesses; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital or refinance indebtedness when needed, or at all; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; broadband, Internet, VOIP, local, wireless and telecommunications competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in attracting and retaining customers; difficulty in providing VOIP services or new local, wireless or broadband services; adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services such as VOIP; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; the delisting of the Company’s common stock from trading on NASDAQ’s Capital Market; adverse impact arising out of or as a consequence of the Company’s external auditor’s issuing an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to a material weakness concerning taxes; risks associated with our limited DSL, Internet, VOIP, local, wireless and Web hosting experience and expertise; risks and costs associated with migrating customers, including reliance on the cooperation of incumbent carriers; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations and to provide local, wireless and broadband services as well as to migrate customers; dependence on the implementation and performance of our global asynchronous transfer mode + Internet protocol communications network; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “–Special Note Regarding Forward-Looking Statements” contained in our annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission.

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBTIDA, Adjusted Diluted Income (Loss) Per Common Share, and Free Cash Flow. As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on May 3, 2007, and available on our website.

For more information:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

703 748-8050

ir@primustel.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006
NET REVENUE	$227,945	$268,521

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation shown below)	145,096	178,662
Selling, general and administrative	68,813	76,262
Depreciation and amortization	6,578	17,598
Loss on sale or disposal of assets	8	1,012

Total operating expenses	220,495	273,534

INCOME (LOSS) FROM OPERATIONS	7,450	(5,013)

INTEREST EXPENSE	(13,439)	(13,678)
ACCRETION ON DEBT DISCOUNT, NET	(298)	(392)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	—	2,523
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(5,959)	2,613
INTEREST AND OTHER INCOME	1,497	568
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	2,975	(2,012)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(7,774)	(15,391)
INCOME TAX EXPENSE	(1,005)	(1,249)

LOSS FROM CONTINUING OPERATIONS	(8,779)	(16,640)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	179	942
GAIN FROM SALE OF DISCONTINUED OPERATIONS, net of tax	5,958	—

NET LOSS	$(2,642)	$(15,698)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.08)	$(0.15)
Income from discontinued operations	—	—
Gain from sale of discontinued operations	0.06	—

Net loss	$(0.02)	$(0.15)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	114,133	107,882

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands)

(unaudited)

March 31, 2007
Cash and cash equivalents	$103,879
Accounts receivable, net	110,975
Other current assets	27,908

TOTAL CURRENT ASSETS	242,762

Restricted cash	8,558
Property and equipment, net	113,730
Goodwill	34,815
Other intangible assets, net	2,369
Other assets	30,323

TOTAL ASSETS	$432,557

Accounts payable	$65,703
Accrued interconnection costs	46,519
Deferred revenue	17,399
Accrued expenses and other current liabilities	50,157
Accrued income taxes	17,780
Accrued interest	8,019
Current portion of long-term obligations	12,512

TOTAL CURRENT LIABILITIES	218,089

Non-current portion of long-term obligations	686,700
Other liabilities	56

TOTAL LIABILITIES	904,845

Stockholders’ deficit	(472,288)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$432,557

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006
NET LOSS	$(2,642)	$(2,427)	$(15,698)
Share-based compensation expense	58	65	113
Depreciation and amortization	6,578	6,410	17,598
Loss on sale or disposal of assets	8	1,795	1,012
Interest expense	13,439	13,488	13,678
Accretion on debt discount, net	298	388	392
Income tax expense	1,005	1,170	1,249
(Gain) loss on early extinguishment or restructuring of debt	5,959	—	(2,613)
Foreign currency transaction (gain) loss	(2,975)	(2,113)	2,012
Change in fair value of derivatives embedded within convertible debt	—	—	(2,523)
Interest and other income	(1,497)	(283)	(568)
Income from discontinued operations, net of tax	(179)	(318)	(942)
Gain from sale of discontinued operations, net of tax	(5,958)	—	—

ADJUSTED EBITDA	$14,094	$18,175	$13,710

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF DILUTED LOSS PER COMMON SHARE TO

ADJUSTED DILUTED INCOME (LOSS) PER COMMON SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006
NET LOSS	$(2,642)	$(2,427)	$(15,698)
Add:
Loss on sale or disposal of assets	8	1,795	1,012
(Gain) loss on early extinguishment or restructuring of debt	5,959	—	(2,613)
Foreign currency transaction (gain) loss	(2,975)	(2,113)	2,012
Income from discontinued operations, net of tax	(179)	(318)	(942)
Gain from sale of discontinued operations, net of tax	(5,958)	—	—

ADJUSTED NET LOSS	$(5,787)	$(3,063)	$(16,229)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	114,133	113,849	107,882

ADJUSTED BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.05)	$(0.03)	$(0.15)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006
NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES	$(7,127)	$3,895	$9,026
Net cash used in purchase of property and equipment	$(6,391)	(9,090)	(9,389)

FREE CASH FLOW	$(13,518)	$(5,195)	$(363)